CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND 17 C.F.R. 240.24B-2 AND 200.80. OMITTED INFORMATION WAS REPLACED WITH ASTERISKS

Exhibit 10.7

[Concord EFS, Inc. Letterhead]

August 30, 2002

Bond Isaacson
5216 Providence Country Club Drive
Charlotte, NC. 28277

Dear Bond,

I am pleased to confirm our offer of employment as an Executive Vice President of Concord, EFS, Inc.

Your salary will be $500,000.00 annualized. In addition to your salary, the following compensation stipulations also apply:

RELOCATION: Concord has agreed to assist you with all costs associated with relocation.

SIGNING BONUS: You will receive a signing bonus in your first pay period of $500,000.00. This bonus is granted under the terms of a prorated 12-month payback provision (enclosed).

STOCK OPTIONS: You will be granted 400,000 STOCK OPTIONS effective October 4, 2002.

ADDITIONAL COMPENSATION:

In May 2003, you will be granted a bonus of $600,000.00.

In May 2004, you will be granted a bonus of $600,000.00.

Additionally, for every large financial institution included in the following list that you renew or extend as a client of Concord, you will receive a bonus of $500,000.00.

***

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT WAS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, AND 17 C.F.R. 240.24B-2 AND 200.80. OMITTED INFORMATION WAS REPLACED WITH ASTERISKS

If you renew or extend *** of the *** financial institutions listed above as a client of Concord, you will receive a bonus of $2,000,000.00.

You are eligible to participate in our healthcare plan, our 401(k) plan and our Senior Executive Retirement Savings Plan.

Bond, I am certainly looking forward to welcoming you to Concord as a member of our Executive Management Team, and developing a mutually beneficial working relationship.

Sincerely,

/s/ Ed Labry

Ed Labry
President
Concord EFS, Inc.

/s/ Bond Isaacson	September 6, 2002

Bond Isaacson	Date

SIGN-ON BONUS RE-PAY AGREEMENT

EMPLOYEE NAME:	Bond Isaacson

With regards to the sign-on bonus I will receive as part of my employment offer, I agree that if I am terminated for cause or voluntarily resign my employment with Concord less than one year following my receipt of such bonus payment, I will reimburse Concord the amount paid to me. I agree that the amount of the reimbursement to Concord will be pro-rated based on each full month of employment I complete following such payment. I further authorize Concord to deduct from my final paycheck(s), severance, paid time off, or other benefits any amounts due and owing to Concord pursuant to this Agreement. In the event the amount deducted from my final paycheck(s), severance, paid time-off or other benefits is less than the amount I owe Concord pursuant to this Agreement, I agree to pay Concord the full balance due within 30 days of the termination of my employment. I also agree to bear all legal and administrative costs incurred by Concord in enforcing this Agreement.

Signature:	/s/ Bond Isaacson

Date:	11/9/02

Witness	/s/ Bonnie M. Isaacson